UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

iAnthus Capital Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	000-56228	98-1360810
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 King Street West Suite 400
Toronto, Ontario		M5H 3S6
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 518-9418

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer and Appointment of Replacement Chief Financial Officer

Effective April 29, 2026, iAnthus Capital Holdings, Inc. (the “Company”) appointed Jason Ware, age 52, as the Company’s Chief Financial Officer (the “CFO”). Effective upon Mr. Ware’s appointment as the CFO, Justin Vu resigned as Chief Financial Officer of the Company as well as all other positions with the Company, its subsidiaries and its affiliates. Mr. Vu will continue to serve the Company in a consulting role for a period of up to six weeks beginning on April 29, 2026.

Mr. Ware brings more than twenty years of finance leadership experience across public companies and high-growth consumer brands, including Genesco, Nutrafol, Victoria’s Secret and L Brands, with deep expertise in financial planning and analysis, capital allocation, strategic planning, and investor relations. Most recently, Mr. Ware served as Vice President of Investor Relations and FP&A of Genesco from May 2025 to April 2026. Prior to that, he served as Senior Vice President of FP&A of Nutrafol from January 2023 to December 2024 and Vice President of Investor Relations of Victoria’s Secret from August 2021 to July 2022.

There are no family relationships between Mr. Ware and any of our directors or executive officers. There are no related party transactions involving Mr. Ware that are reportable under Item 404(a) of Regulation S-K.

Employment Agreement with Jason Ware

In connection with Mr. Ware’s appointment, Mr. Ware and the Company entered into an employment agreement (the “Ware Employment Agreement”), effective April 29, 2026 (the “Effective Date”). The Ware Employment Agreement provides that Mr. Ware’s employment as CFO shall commence on the Effective Date and will continue until terminated by either party.

The Ware Employment Agreement provides for an annual base salary of $325,000 and an annual target bonus equal to 50% of annual base salary, with the target bonus having a minimum of 0% and a maximum of 200%, based on performance metrics, including the Company’s financial performance (including EBITDA of the Company) and Mr. Ware’s performance; provided, however, Mr. Ware is guaranteed $100,000 of his target bonus (the “Guaranteed Target Bonus”) for Mr. Ware’s first year of employment. To be eligible to receive the annual bonus, Mr. Ware must be actively employed by the Company on the annual bonus payment date, which for 2026, shall be payable on or around April 15, 2027. Notwithstanding the foregoing, Mr. Ware will be eligible to receive the Guaranteed Target Bonus in the event the Company terminates Mr. Ware without Cause (as defined in the Ware Employment Agreement) at any time during the first year of Mr. Ware’s employment, regardless of whether Mr. Ware is actively employed on the Guaranteed Target Bonus payout date.

Within five business days of the Effective Date (the “Grant Date”), pursuant to the Ware Employment Agreement, Mr. Ware will be entitled to receive restricted stock units (“RSUs”) with respect to the common shares of the Company with an aggregate fair market value (based on the closing public market price per share on the Grant Date) equal to $300,000 (the “RSU Award”). The RSU Award will be subject to the terms and conditions of the Company’s Amended and Restated Omnibus Incentive Plan and related equity award agreement. The RSUs subject to the RSU Award will vest in three equal annual installments on the first three anniversaries of the Grant Date, contingent on Mr. Ware remaining employed through each vesting date. The RSUs subject to the RSU Award will immediately fully vest upon the consummation of a Change of Control (as defined in the Ware Employment Agreement).

In the event of a Change of Control, either while Mr. Ware is employed or during the first 12 months after the Company terminates Mr. Ware’s employment without Cause (as defined in the Ware Employment Agreement), or Mr. Ware resigns for Good Reason (as defined in the Ware Employment Agreement), then he shall be entitled to receive the following upon the consummation of the Change of Control (subject to his execution and delivery of a general release): (i) a lump-sum cash payment equal to the sum of (A) Mr. Ware’s then current base-salary for 18 months and (B) the amount of any target bonus paid to Mr. Ware in the 12 months immediately preceding the consummation of the Change of Control, and (ii) acceleration of the vesting of the RSU Award (to the extent then unvested).

In the event that Mr. Ware’s employment is terminated due to his death or disability, all unvested and outstanding RSUs held by Mr. Ware shall be accelerated and become fully vested on the date of such termination. In the event that the Company terminates Mr. Ware’s employment without Cause, or if Mr. Ware resigns for Good Reason, then he shall be entitled to receive the following: (i) to the extent unvested, all RSUs subject to the RSU Award held by Mr. Ware shall be accelerated and become fully vested on the date of termination; (ii) a cash payment equal to the sum of 12 months of his then base salary (provided that if such termination of employment is less than 180 days after a Change of Control, then Mr. Ware shall not be entitled to any such payment) payable in equal monthly installments over a period of 12 months following the date of Mr. Ware’s termination of employment; (iii) payment of any accrued and unpaid base salary and unreimbursed business expenses through the termination date; and (iv) if Mr. Ware elects continuation coverage pursuant to COBRA under the Company’s group health plan, the Company shall pay Mr. Ware’s COBRA premiums for such coverage until the earlier of (A) 12 months following the date of Mr. Ware’s termination of employment, or (B) the date upon which Mr. Ware accepts new employment that offers him medical benefits. The foregoing severance benefits are subject to, among other things, Mr. Ware’s execution and delivery of a general release.

In addition to the foregoing, the Ware Employment Agreement includes covenants prohibiting Mr. Ware from, inter alia, (i) disclosing certain confidential information, and (ii) soliciting employees, contractors, consultants, vendors, clients and prospective clients of the Company or its affiliates.

Vu Separation Arrangements

In connection with Mr. Vu’s resignation, the Company entered into a Separation Agreement and General Release with Mr. Vu (the “Vu Separation Agreement”), pursuant to which and subject to non-revocation of the general release, Mr. Vu will be entitled to receive cash severance of $17,307, reimbursement of COBRA premiums for continued group health coverage through December 31, 2026, and accelerated vesting of all of his previously issued and unvested restricted stock units, representing one-third of the RSUs initially awarded to Mr. Vu. In addition, the Company entered into a Consulting Agreement with Mr. Vu, pursuant to which, the Company engaged Mr. Vu as a consultant for a transitional period of up to six (6) weeks at a rate equal to his base salary, which arrangement is terminable by the Company at any time.

The descriptions above are qualified in its entirety by reference to the Ware Employment Agreement and the Vu Separation Agreement, both of which will be filed as exhibits to Company’s Form 10-Q for the quarter ended March 31, 2026.

Item 7.01 Regulation FD Disclosure.

On April 29, 2026, the Company issued a press release announcing the appointment of Mr. Ware as CFO. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 7.01, including the exhibit attached hereto, is furnished solely pursuant to Item 7.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated April 29, 2026

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IANTHUS CAPITAL HOLDINGS, INC.

Date:	May 4, 2026	By:	/s/ Richard Proud
Richard Proud Chief Executive Officer